Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

In connection with the quarterly report of Celator Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2013	/s/ Scott T. Jackson
Scott T. Jackson,
Chief Executive Officer
(Principal executive officer)

Date: May 15, 2013	/s/ Fred M. Powell
Fred M. Powell, Vice President and
Chief Financial Officer
(Principal financial and accounting officer)